Exhibit 5.7

CONSENT OF GLENN R. CLARK

I hereby consent to the reliance in this Registration Statement on Form F-10 of AuRico Gold Inc. on my report entitled “El Cubo Gold Silver Mine, Guanajuato, Mexico” dated October 15, 2009.

Dated: October 19, 2011

By:	/s/ Glenn R. Clark
	Name:	Glenn R. Clark, P. Eng.
President Glenn R. Clark & Associates